SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2004

GUILFORD PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23736	52-1841960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6611 Tributary Street
Baltimore, Maryland	21224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events.

On May 3, 2004, the Company issued a press release announcing the resignation of Andrew R. Jordan, Executive Vice President, Finance and Administration and Chief Financial Officer, effective May 31st. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1	Press Release of Guilford Pharmaceuticals Inc. issued May 3, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals Inc.

Date: May 5, 2004	By:	/s/ Asher M. Rubin Asher M. Rubin Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description	Page

99.1	Press Release dated May 3, 2004	5